                                                                    Exhibit 99.1

Joint Filer Information

Name:             Carrols Restaurant Group, Inc.

Address:          968 James Street
                  Syracuse, New York 13203

Designated Filer:  Carrols Corporation

Issuer & Ticker Symbol:  Fiesta Restaurant Group, Inc. (FRGI)

Date of Event Requiring Statement:  04/25/2012

The undersigned Carrols Restaurant Group, Inc. is jointly filing the attached
Initial Statement of Beneficial Ownership of Securities on Form 3 with Carrols
Corporation with respect to the beneficial ownership of Fiesta Restaurant Group,
Inc.

Signature:        Carrols Restaurant Group, Inc.

                  By:  /s/ Joseph A. Zirkman
                    -------------------------------
                  Name:  Joseph A. Zirkman
                  Title:  Vice President, General Counsel and Secretary